As filed with the Securities and Exchange Commission on February 21, 1997
                                            Registration No. 33-______________



                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                               _______________


                                  FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                       THE SECURITIES ACT OF 1933
                             _______________


                         DIXON TICONDEROGA COMPANY
          (Exact name of registrant as specified in its charter)


                 Delaware                         23-0973760
      (State or other jurisdiction of  (IRS Employer Identification No.)
       incorporation or organization)


                          195 International Parkway
                            Heathrow, FL  32746
                 (Address of principal executive offices)
                              _______________


         DIXON TICONDEROGA AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of Plan)

                             _______________


                              Richard A. Asta
                         Dixon Ticonderoga Company
                         195 International Parkway
                            Heathrow, FL  32746
                              (407) 829-9000
                (Name and address of agent for service)

                              (407) 829-9000
                      (Telephone number, including area
                         code of agent for service)
                             _______________

                               Copy to:
                       Philip M. Shasteen, Esquire
           Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                    100 North Tampa Street, Suite 1800
                          Tampa, Florida  33602
                             (813) 225-2500
                             _______________

                                 CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                 Proposed         Proposed
                                                 Maximum          Maximum
      Title of Shares               Amount to be Offering Price   Aggregate       Amount of
      to be Registered              Registered   Per Share        Offering Price  Registration Fee

------------------------------------------------------------------------------------------------------------
Options to purchase Common Stock
under Amended and Restated Stock
Option Plan                           470,000    N/A              N/A             N/A

Common Stock issuable upon
exercise of options                   470,000    $7.23<F1>        $3,398,100      $1,171.76

============================================================================================================

<F1>  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)
      under the Securities Act, based upon $7.23, the per share average of high and low sale prices of the
      Common Stock as reported by the American Stock Exchange for trading on February 18, 1997.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by Dixon Ticonderoga Company, a Delaware corporation (the "Company") in order to register 300,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), which may be issued upon the exercise of options granted under the Company's' 1988 Executive Stock Plan, plus an additional 170,000 shares of Common Stock added when the 1988 Executive Stock Plan was amended and restated by the Company's Amended and Restated Stock Option Plan (the "Plan").

   On February 16, 1988, the Company filed a Registration Statement on Form S-8 (No. 33-20054) with the Commission registering 100,000 shares of Common Stock to be issued under the Plan. On July 28, 1988, the Company filed a Registration Statement on Form S-8 (No. 33-23380) with the Commission registering 231,900 shares of Common Stock to be issued under the Plan. On August 23, 1989, the Company filed with the Commission a post effective amendment thereto containing a combined reoffer Prospectus under Rule 429. The contents of Registration Statements No. 33-20054 and No. 33-23380 are incorporated by reference in their entirety herein.

   Pursuant to Rule 429, this Registration Statement includes a combined reoffer Prospectus relating to Form S-8 Registration Statements No. 33-20054 and No. 33-23380 and this Form S-8 Registration Statement. Pursuant to Instruction E of Form S-8, the reoffer Prospectus included in this Registration Statement revises the combined reoffer Prospectus contained in Post Effective Amendment No. 1 to Registration Statement No. 33-23380.

                           DIXON TICONDEROGA COMPANY


                801,900 Shares of Common Stock ($1.00 par value)

                                _______________


      The shares of Common Stock offered hereby are being sold by certain Selling Securityholders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Securityholders. See "Description of Securities" and "Selling Securityholders."

      The Common Stock of the Company is listed on the American Stock Exchange under the symbol "DXT."

                                 __________

      See "Risk Factors" at Page 3, for a discussion of certain considerations relevant to an Investment in the Common Stock offered hereby.

                                 __________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE COMMISSION PASSED
                    UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.








            The date of this Prospectus is February 21, 1997

                             _______________

                            TABLE OF CONTENTS

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .2
Incorporation of Certain Documents by Reference. . . . . . . . . . . .2
Principal Executive Offices. . . . . . . . . . . . . . . . . . . . . .3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Selling Securityholders. . . . . . . . . . . . . . . . . . . . . . . .5
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7


                            AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:\\www.sec.gov. The Common Stock is listed on the American Stock Exchange (the "AMEX") and such reports and other information may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:

     (i) the Company's Annual Report on Form 10-K for the year ended September 30, 1996 (the "Form 10-K") filed with the Commission on December 19, 1996;

     (ii) the Company's Proxy Statement dated January 27, 1997;

     (iii)the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed with the Commission on February 14, 1997;

     (iv) the description of the Common Stock which is contained in the Company's Form 8-A filed with the Commission on February 23, 1988.

     All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Laura Van Camp, Corporate Secretary, Dixon Ticonderoga Company, 195 International Parkway, Heathrow, Florida 32746, telephone number (407) 829-9000.


                          PRINCIPAL EXECUTIVE OFFICES


     The Company's principal executive offices are located at 195
International Parkway, Heathrow, FL 32746 and its telephone number at that address is (407) 829-9000.


                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk. Prospective investors should carefully consider the following factors before making an investment decision.

     CONTROL BY PRINCIPAL STOCKHOLDER. Gino N. Pala, the Chairman of the Board, President and Chief Executive Officer of the Company, through his beneficial ownership (including options exercisable within the next 60 days) has the power to vote approximately 23.6% of the Common Stock. As a result of his holdings, Mr. Pala currently exerts, and is likely to continue to exert, significant control over the Company.

     SUBSTANTIAL INDEBTEDNESS. At December 31, 1996, the Company had outstanding approximately $38.2 million in borrowings. Of that amount, $21.7 million was senior debt and $16.5 million was subordinated debt. The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal of and interest on its indebtedness and other obligations and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for or reacting to changes in its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at competitive disadvantage; and (v) the Company's high level of indebtedness will make it more vulnerable in the event of a downturn in its business.

     FINANCIAL AND OPERATING RESTRICTIONS IMPOSED BY EXISTING INDEBTEDNESS. The Company's senior and subordinated debt instruments impose significant operating and financial restrictions on the Company. Such restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness or to create liens on its assets, pay dividends, sell assets, engage in mergers or acquisitions or make investments. The failure to comply with any such covenant could result in a default thereunder, which could result in an acceleration of such indebtedness.

     DEPENDENCE ON KEY CUSTOMERS. Although none of the Company's customers account for over 10% of revenues, the loss of one or more key customers could have a material adverse effect on the Company.

     COMPETITION. Both of the Company's business segments are highly competitive. Many of these competitors have greater financial, technological and marketing resources than those available to the Company.

     NO DIVIDENDS. The Company has not paid a cash dividend on its common stock since 1990. There can be no assurance that the Company will be in a position to pay cash dividends in the foreseeable future. Certain covenants in the documents relating to the Company's indebtedness restrict its ability to pay dividends.

     CERTAIN ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation contains certain provisions, including a classified Board of Directors, which may have the effect of delaying or preventing a change in control of the Company, including a grant of authority to the Company's Board of Directors, without any further vote or action by the Company's Securityholders, to issue up to 100,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Pursuant to such authority, in 1995, the Board of Directors created a series of 10,000 shares of preferred stock designated as Series A Junior Preferred Stock for issuance pursuant to a Shareholder Rights Plan. When issued, each share of Series A Junior Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the Securityholders of the Company. No shares of Series A Junior Preferred Stock have been issued or are outstanding and the Company has no present intention to issue any such shares. However, in the event of issuance, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

                               USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of Common Stock being sold by the Selling Securityholders.


                           SELLING SECURITYHOLDERS

     This Prospectus covers shares of Common Stock to be offered and sold by Selling Securityholders listed in the table below in the amounts set forth opposite their respective names. The table sets forth information with respect to the beneficial ownership of the Common Stock on the date hereof and as adjusted to reflect the sale of the Common Stock being registered.


Beneficial Ownership     Beneficial Ownership
                         On The Date Hereof<F1>         After Sale
                         ---------------------      --------------------
                                               Number
                                               of
                                               Shares
Selling                  Number      Being     Number
Securityholder           of Shares   Percent*  Offered of Shares  Percent*
--------------           ---------   -------   ------- ---------  --------
Gino N. Pala
Chairman of the Board,
President and Chief
Executive Officer        784,595<F2> 23.6%     29,900  754,695    22.7%

Richard F. Joyce
Vice Chairman of the
Board, President and
Chief Operating Officer,
Consumer Group           27,801<F3>  *         18,500  9,310      *

Richard A. Asta
Executive Vice President
of Finance and Chief
Financial Officer        26,020      *         8,094   7,520      *

Leonard D. Dahlberg, Jr.
Executive Vice President,
Industrial Group         8,594       *         8,094   500        *

Kenneth A. Baer
Vice President and
Treasurer                8,862       *         8,088   774        *

Laura Hemmings
(formerly Van Camp)
Corporate Secretary      9,970       *         3,388   6,582      *

John Adornetto
Vice President and
Corporate Controller     8,069       *         5,000   3,069      *


Richard H. D'Antonio
Senior Vice President
and Chief Information
Officer                  4,220       *         4,000   220        *

*Indicates ownership is less than 1%.

<F1>  Does not include options that cannot be exercised within the next sixty days.

<F2>  Includes 508,920 shares owned by him over which he has full voting and investment power and 245,775 shares over which he has sole voting and shared investment power only. In addition, this includes options to purchase 29,900 shares that can be exercised within the next sixty days.

<F3>  Includes options to purchase 18,500 shares that can be exercised within the next sixty days. Does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.


PLAN OF DISTRIBUTION

     The Common Stock may be sold from time to time by Selling Securityholders in any one or more transactions (which may involve block transactions) on the AMEX, in the over-the-counter market, and on any exchange in which the Common Stock may then be listed, may also be sold from time to time in negotiated transactions or a combination of such methods of sale, in each such case, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling securities to or through broker-dealers, and such broker-dealers may sell the securities as agent or may purchase such securities as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Securityholders and/or purchasers of securities from whom they may act as agent (which compensation may be in excess of customary commissions).

     In connection with such sales, Selling Securityholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act in which event all brokerage commissions or discounts and other compensation received by such Selling Securityholders and brokers or dealers may be deemed underwriting compensation under the Securities Act.

     No person is authorized to give any information or to make any representation in connection with the offering and sale of the securities offered hereby, other than those contained in this Prospectus, and any such information or representations not contained in this Prospectus must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such an offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                              LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for the Company by Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Tampa, Florida. Philip M. Shasteen, a shareholder of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., is a director of the Company and holds 8,969 shares of Common Stock.


                                 EXPERTS

     The consolidated financial statements of the Company included in the report on Form 10-K of the Company for the fiscal year ended September 30, 1996 incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated November 27, 1996, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

Item 8.  EXHIBITS

EXHIBIT NO.                  DESCRIPTION

    4*        Amended and Restated Stock Option Plan

    5         Opinion of Johnson, Blakely, Pope, Bokor, Ruppel &
              Burns, P.A. with respect to the legality of the securities being registered

   23.1       Consent of Johnson, Blakely, Pope, Bokor, Ruppel &
              Burns, P.A. (contained in their opinion filed herewith as Exhibit 5)

   23.2       Consent of Coopers & Lybrand L.L.P.

   24         Power of Attorney by the Officers and Directors who
              signed this Registration Statement (set forth on
              the signature page hereto)
_________

*Incorporated by reference to Appendix 3 to the Company's Proxy Statement dated January 27, 1997, filed with the Commission.


Item 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act 9 of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heathrow, State of Florida, on this 21st day of February, 1997.

                                       DIXON TICONDEROGA COMPANY.


                                       By:  /s/ Gino N. Pala
                                            -----------------------------
                                            Gino N. Pala, Chairman of the
                                            Board and President


                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Gino N. Pala and Richard A. Asta his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of February, 1997.


Signature                 Capacity                          Date
---------                 --------                          ----

/s/ Gino N. Pala          Chairman of the Board,       February 21, 1997
---------------------     President, Chief Executive
Gino N. Pala              Officer and Director


/s/ Richard F. Joyce      Vice Chairman of the Board,  February 21, 1997
---------------------     President and Chief Operating
Richard F. Joyce          Officer, Consumer Group,
                          Executive Vice President,
                          Chief Legal Executive and
                          Director


/s/ Richard A. Asta       Executive Vice President     February 21, 1997
---------------------     of Finance and Chief
Richard A. Asta           Financial Officer
s/ John Adornetto         Vice President,Corporate     February 21, 1997
----------------------    Controller and Chief
John Adornetto            Accounting Officer


/s/ Philip M. Shasteen    Director                     February 21, 1997
----------------------
Philip M. Shasteen


/s/ John Ramondo          Director                     February 21, 1997
----------------------
John Ramondo


/s/ Ben Berzin, Jr.       Director                     February 21, 1997
----------------------
Ben Berzin, Jr.

                               EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION

    4*        Amended and Restated Stock Option Plan

    5         Opinion of Johnson, Blakely, Pope, Bokor, Ruppel &
              Burns, P.A. with respect to the legality of the securities being registered

   23.1       Consent of Johnson, Blakely, Pope, Bokor, Ruppel &
              Burns, P.A. (contained in their opinion filed herewith as Exhibit 5)

   23.2       Consent of Coopers & Lybrand L.L.P.

   24         Power of Attorney by the Officers and Directors who
              signed this Registration Statement (set forth on
              the signature page hereto)
_________

*Incorporated by reference to Appendix 3 to the Company's Proxy Statement dated January 27, 1997, filed with the Commission.

                                EXHIBIT 5
                         OPINION AND CONSENT OF
           JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.


February 21, 1997


VIA FACSIMILE:  407/829-2570

Dixon Ticonderoga Company
P.O. Box 958413
Heathrow, Florida  32795-8413

      Re:  Dixon Ticonderoga Company - Registration Statement on Form S-8

Gentlemen:

      Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement") filed with the Securities and Exchange Commission by Dixon Ticonderoga Company, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), with respect to its Amended and Restated Stock Option Plan (the "Plan").

      We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the company. Based upon the foregoing, it is our opinion that when applicable provisions of state securities laws have been complied with, the Shares to be issued by the Company upon exercise of options granted under the Plan have been duly authorized and, when issued and sold in accordance with the terms of the Registration Statement and paid for in the manner provided in the Plan, will be legally issued, fully paid and nonassessable.

      We are members of the Bar of the State of Florida, and the opinions expressed herein are limited to the general corporation law of the state of Delaware. We do not express any opinion as to the laws, or to matters governed by the laws, of any other jurisdiction or, in the case of Delaware, any other laws.

      In giving this opinion, we have assumed that all certificates for the Shares, prior to their issuance, will be duly executed on behalf of the company by the company's transfer agent and will conform, except as to denominations, to specimens we have examined. We advise you that Philip M. Shasteen, a shareholder of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., is a member of the Board of Directors of the Company and the owner of 8,969 shares of common stock of the Company.

      This opinion is rendered to you solely for your benefit in connection with the Company's preparation in filing of the Registration Statement with the Securities and Exchange Commission, and may not be relied upon, used, circulated, summarized, referred to or quoted by any other person or for any other purpose, or reproduced or filed publicly by any person, in whole or in part, without our prior written consent.

Dixon Ticonderoga Company
February 21, 1997
Page 2


      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                 Johnson, Blakely, Pope, Bokor
                                 Ruppel & Burns, P.A


                                 /s/ JOHNSON, BLAKELY, POPE, BOKOR
                                 RUPPEL & BURNS, P.A

PMS/lmw

                                 EXHIBIT 23.2
                    CONSENT OF COOPERS & LYBRAND, L.L.P.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Dixon Ticonderoga Company and Subsidiaries as of September 30, 1996, and for the three years then ended. We also consent to the reference to our Firm under the caption "Experts."




/s/ Coopers & Lybrand, L.L.P.

Coopers & Lybrand, L.L.P.
February 21, 1997